UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2011
(Date of earliest event reported)

Arête Industries, Inc.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction	33-16820-D (Commission File Number)	84-1508638 (IRS Employer Identification No.)
of incorporation)

P.O. Box 141
Westminster, Colorado 80036
(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2011, Arête Industries, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Purchase and Sale Agreement (the “Amendment”), with Tucker Family Investments, LLLP (“TFI”), DNR Oil & Gas, Inc. (“DNR”), Tindall Operating Company (“Tindall”), and Tucker Energy, LLC (“Tucker”). Tucker and DNR may be referred to collectively as the “Sellers”. Charles B. Davis, a director of the Company is the president of DNR.  The Amendment, among other things, extended the date of the second installment payment under the Agreement from September 15, 2011 to September 30, 2011. The Amendment also moved up the date of the final installment payment under the Agreement from October 15, 2011 to September 30, 2011.

The Company completed the oil and gas property purchase under the Purchase and Sale Agreement with a final payment made on September 30, 2011.  The payment of the final installment payment was financed through the completion of a private placement of preferred stock which is described below.  As disclosed in previous filings on Form 8-K, the assets acquired relate to certain oil and gas properties located in Colorado, Kansas, Montana and Wyoming.  Charles B. Davis, a director of the Company who is also the president of DNR, purchased $1,000,000 of the preferred stock sold in the private placement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 20, 2011, the Company began privately offering up to 750 shares of its newly created 15% Series A1 Convertible Preferred Stock at a purchase price per share equal to $10,000 for aggregate cash proceeds of up to $7,500,000.  The terms of the private placement required the Company to sell a minimum of 520 shares of the 15% Series A1 Convertible Preferred Stock, and on September 30, 2011, the Company broke escrow and sold the minimum 520 shares for aggregate cash proceeds of $5,200,000.  The shares were sold in reliance upon exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 promulgated thereunder.  These securities qualified for exemption under Rule 506 promulgated under Section 4(2) of the Securities Act because the issuance of securities by the Company did not involve a “public offering”.  The issuance was not a public offering based upon the following factors: (i) a limited number of securities were issued to a limited number of offerees; (ii) there was no public solicitation; (iii) each offeree was an “accredited investor” as such term is defined by Rule 501 under the Securities Act; and (iv) the investment intent of the offerees.

A description of the terms of the 15% Series A1 Convertible Preferred Stock, including its terms of conversion of such preferred stock into shares of common stock is set forth in Item 5.03 below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

In connection with the completion of the private placement described in Item 3.02 above, the Company created a new series of preferred stock entitled “15% Series A1 Convertible Preferred Stock” which became effective by filing an amendment (the “Amendment”) to the Articles of Incorporation of the Company with the Colorado Secretary of State.

Description of 15% Series A1 Convertible Preferred Stock

This section describes the general terms and provisions of the 15% Series A1 Convertible Preferred Stock (the “Series A1 Preferred Stock”).  A copy of the Amendment is filed with this report as Exhibit 3.1 and is incorporated herein by reference.  Although the Company believes this summary covers the material terms and provisions of the Series A1 Preferred Stock as contained in the Amendment, it may not contain all of the information that is important to investors.

Authorized Shares, Stated Value and Liquidation Preference. Seven hundred fifty shares are designated as the 15% Series A1 Convertible Preferred Stock with a stated value and liquidation preference of $10,000 per share.

Ranking.  The Series A1 Preferred Stock ranks senior to future classes or series of preferred stock established after the issue date of the Series A1 Preferred Stock, unless the Company’s Board of Directors expressly provides otherwise when establishing a future class or series. The Series A1 Preferred Stock ranks senior to the Company’s common stock.

Dividends. Holders of Series A1 Preferred Stock are entitled to receive dividends at an annual rate of 15.0% of the $10,000 per share liquidation preference, payable semi-annually.  Dividends are payable in cash or in shares of common stock (at its then fair market value), at the election of the Company.

Voting Rights. The holders of the Series A1 Preferred Stock will vote together with the holders of common stock as a single class on all matters upon which the holders of common stock are entitled to vote, except that the common stock will elect four directors and the Series A1 Preferred Stock will elect three directors.  Each share of Series A Preferred Stock will be entitled to such number of votes as the number of shares of common stock into which such share of Preferred Stock is convertible; however, solely for the purpose of determining such number of votes, the conversion price per share will be deemed to be $4.25, subject to customary anti-dilution adjustment. In addition, the holders of the Series A1 Preferred Stock will vote as a separate class with respect to certain matters, including amendments to the Company’s Articles of Incorporation that alter the voting powers, preferences and special rights of the Series A1 Preferred Stock.

Liquidation. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A1 Preferred Stock will be entitled, before any distribution or payment out of our assets may be made to or set aside for the holders of any of the junior capital stock and subject to the rights of creditors, to receive a liquidation distribution in an amount equal to $10,000 per share, plus any unpaid dividends. A merger, consolidation or sale of all or substantially all of our property or business is not deemed to be a liquidation for purposes of the preceding sentence.

Redemption. The Series A1 Preferred Stock is redeemable in whole or in part at the Company’s option at any time.  The redemption price is equal to $10,000 per share, plus any unpaid dividends.

Preemptive Rights.  Holders of the Series A1 Preferred Stock do not have preemptive rights.

Mandatory Conversion. Each share of Series A1 Preferred Stock remaining outstanding will automatically be converted into shares of the Company’s common stock upon the earlier of (i) any closing of underwritten offering by the Company of shares of common stock to the public pursuant to an effective registration statement under the Securities Act of 1933, in which the aggregate cash proceeds to be received by the Company and selling stockholders (if any) from such offering (without deducting underwriting discounts, expenses and commissions) are at least $15,000,000, and the price per share paid by the public for such shares is at least $3.30  (such price to be adjusted for any stock dividends, combinations or splits or (ii) the date agreed to by written consent of the holders of a majority of the outstanding Series A1 Preferred Stock.

Optional Conversion by Investors.  At any time, each holder of Series A1 Preferred Stock has the right, at such holder’s option, to convert all or any portion of such holder’s Series A1 Preferred Stock into shares of the Company’s common stock prior to the mandatory conversion of the Series A1 Preferred Stock.

Optional Conversion by the Company.  On or after six (6) months from the date that the first share is issued, if the closing price of the common stock on the Trading Market is $4.50 or more for 20 consecutive trading days, then up to 25% of the outstanding stated value of the Series A1 Preferred Stock, plus any accrued and unpaid dividends, will be subject to conversion into Company common stock at the option of the Company.  For each period that the closing price of the common stock is at least $4.50 for another period of 20 consecutive trading after the first 20 day period, the Company will have the right to convert another 25% of the outstanding Series A1 Preferred Stock.

Conversion Price.  Each share of Series A1 Preferred Stock is convertible into shares of common stock at a conversion price of $3.30 per share, subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations.

Registration Rights. The Company agreed to registration rights with the investors of the Series A1 Preferred Stock which provides that, within 180 days of the final closing of the private placement, the Company will use its commercially reasonable best efforts to file a resale registration statement (the “Resale Registration Statement”) with the SEC covering the resale of the shares of its common stock issued or issuable upon conversion of the Series A1 Preferred Stock as well as any shares issued as payment for dividends (the “Registrable Securities”). Thereafter, the Company will use its commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective within 30 days after the filing (if granted “no review”) or in the event the Resale Registration Statement is subject to review by the SEC, 120 days after the filing. In either event, the Company shall cause the Resale Registration statement to be declared effective as soon as practicable.

The Company will compensate the holders of Registrable Securities at a rate per month in common stock of 10% of the notational Preferred Stock outstanding should the Company fail to meet the deadlines for filing the Resale Registration Statement and the effectiveness of the Resale Registration Statement.  For example, one month’s worth of common stock with $5.2 million of outstanding Series A1 Preferred Stock would be 157,576 shares of common stock (5,200,000 divided by 3.30 divided by 10).

ITEM 7.01 REGULATION FD DISCLOSURE

On October 3, 2011, the Company issued a press release announcing its the completion of the oil and gas property purchase discussed above, which is attached hereto as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information in Item 7.01 and Exhibit 99.1 attached hereto, the Company makes no admission as to the materiality of such information in this current report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibits are filed with this Current Report on Form 8-K:

	Exhibit No.	Description

	3.1	Articles of Amendment to the Articles of Incorporation of Arête Industries, Inc. – Preferences, Limitations and Relative Rights of 15% Series A1 Convertible Preferred Stock

	99.1	Press Release dated October 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
Date: October 7, 2011	Title:	Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Arête Industries, Inc. – Preferences, Limitations and Relative Rights of 15% Series A1 Convertible Preferred Stock

99.1	Arête Industries, Inc. Press Release dated October 3, 2011